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                                                                    EXHIBIT 23.1
Consent of Deloitte & Touche LLP

                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-113350 on Form S-3 of Alpha Technologies Group, Inc. of our report dated January 9, 2004 (which contains an explanatory paragraph regarding a change in the method of accounting for goodwill and intangible assets in 2002) appearing in the Annual Report on Form 10-K/A of Alpha Technologies Group, Inc. for the year ended October 26, 2003.





/s/ Deloitte & Touche LLP
---------------------------
Boston, Massachusetts
May 14, 2004